                                                                    EXHIBIT 10.3


                                        EMPLOYMENT AGREEMENT, dated as of
                                        October 17, 2000, by and between SOURCE
                                        MEDIA, INC., a Delaware corporation (the
                                        "Company"), and DERRICK L. HORNER
                                        ("Employee").



         The Company desires to engage Employee to perform services for the Company, and Employee desires to perform such services, on the terms and conditions set forth below:

         NOW, THEREFORE, the parties agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee as its Vice President and General Counsel, and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

         2. TERM. The term (the "Term") of employment of Employee pursuant to this Agreement shall commence on November 6, 2000 (the "Commencement Date") and shall terminate on the second anniversary of the Commencement Date. The Term shall automatically be renewed for successive one year periods unless either party gives the other written notice to the contrary at least 90 days prior to the end of the Term or any such renewal thereof.

         3. DUTIES AND SERVICES. Employee shall devote his full business time and best efforts to the business and affairs of the Company, and perform, in a competent manner, such executive and legal functions and duties commensurate with his position as Vice President and General Counsel of the Company as the President of the Company may reasonably prescribe from time to time; provided, however, that nothing shall preclude Employee from engaging in appropriate civic, charitable, educational (including adjunct teaching positions), pro bono or religious activities or from devoting a reasonable amount of time to private investments or, subject to the approval of the President of the Company, from serving on the boards of directors of other entities, as long as none of such activities, investments and service interferes or conflicts with Employee's responsibilities to the Company or competes, directly or indirectly, with the Company. Employee shall report directly to the President of the Company. The parties acknowledge that Employee will spend such time at the Company's offices in Dallas, Texas as is reasonably required to perform his functions and duties. The Company will not require Employee to relocate his home from the New York metropolitan area.

         4. COMPENSATION.

            A. SALARY. For all services to be rendered by Employee hereunder, the Company shall pay Employee an initial annual base salary of $200,000, subject to any increase approved by the Board of Directors or the President of the Company. Employee's annual base salary shall at no time be less than $200,000. The Company shall pay Employee's salary in accordance with the Company's standard payroll practices as in effect from time to time, with appropriate deductions required by applicable laws, rules and regulations.

                  B. DISCRETIONARY BONUS. On an annual basis, the Board of Directors of the Company shall consider a bonus payment to Employee based on his performance, and the Company's results of operations. Employee's target annual bonus shall equal 40% of Employee's annual base salary then in effect; provided, however, that the timing and amount of any such bonus payment shall be in the sole and absolute discretion of the Board of Directors.

                  C. STOCK OPTION PARTICIPATION. As of the Commencement Date, Employee shall receive a ten-year option to purchase 150,000 shares of the common stock, par value $.001 per share, of the Company, pursuant to the Stock Option Agreement in the form attached hereto as Exhibit A. Upon (i) an assignment of this Agreement or (ii) a change of control of the Company (as defined in the Stock Option Agreement), all of the stock options then owned by Employee shall vest and be immediately exercisable by Employee.

         5. EXPENSES. The Company shall reimburse Employee for all reasonable, ordinary and necessary expenses incurred on behalf of the Company by Employee, including costs associated with (i) travel, lodging and meals (up to $75 per day in the case of meals) incurred on behalf of the Company, (ii) legal textbooks, publications and other materials, (iii) access to on-line legal research services, (iv) legal seminars and continuing legal education programs and courses, (v) bar membership and association fees, (vi) office relocation expenses (not to exceed $500) and (vii) the purchase of a laptop computer. Employee shall submit to the Company an expense report and receipts or other verification of expenses to be reimbursed in accordance with the Company's standard policies.

         5A. INDEMNIFICATION. The Company shall indemnify Employee and hold Employee harmless from and against any claim, loss, damages, expense, liability or cause of action (whether now pending or subsequently commenced), including, without limitation, liability in connection with suits by shareholders, debtholders, prospective joint venturers or strategic partners, or current or former employees, arising from or out of Employee's performance as an officer or employee of, or consultant to, the Company or in any other capacity, including serving as a fiduciary, in which Employee serves or has served at the request of the Company, to the maximum extent permitted by applicable law and the Company's charter or By-laws. If for any reason the foregoing indemnification is unavailable or insufficient to hold Employee harmless, then the Company shall contribute to the amount paid or payable by Employee as a result of such claim, loss, damages, expense, liability or cause of action in such proportion as is equitable.

         6. BENEFITS. Employee shall be entitled to such insurance and retirement plan benefits as are generally available to other senior management employees of the Company, pursuant to Company policy in effect from time to time, such as health insurance, disability and life insurance, the right to participate in any retirement plans maintained by the Company and the right to participate in any stock purchase program (to the extent eligible).

         7. VACATION AND SICK DAYS. Employee shall be entitled to twenty (20) business days of paid vacation during and five (5) sick days each calendar year (pro-rated for periods shorter than a calendar year). Vacation and sick days shall be taken in accordance with the Company's published guidelines.

         8. TERMINATION PROVISIONS.

                  A. TERMINATION FOR CAUSE. Notwithstanding the provisions of
Section 2 above, the Company, on two days' prior written notice, may terminate the employment of Employee for any of the following reasons (for "cause"), without the payment of any compensation to Employee, except accrued salary and vacation pay due for the period prior to the date of termination of employment:

                     (i) Employee shall be convicted of a felony;

                     (ii) Commission of theft from or fraud against the Company or any willful misconduct by Employee that is materially injurious to the financial condition or business reputation of the Company, including by reason of material breach by Employee of the provisions of this Agreement; and

                     (iii) Willful and continued refusal by Employee to substantially perform his duties hereunder after a written demand for such performance is delivered to Employee by the President of the Company.

                  B. TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY.

                     (i) If the employment of Employee is terminated by the Company other than for cause, death or disability, the Company shall pay to Employee as severance, in equal bi-monthly installments without set-off, the remaining base salary payments that Employee would have earned if he had continued his employment throughout the Term, and an amount equal to any accrued vacation pay on the date of termination of employment. Such payments shall cease in the event Employee obtains other employment following termination of employment by the Company; provided, however, that in the event the base salary payable to Employee by the Company on the date of termination exceeds the base salary payable to Employee by such new employer, the Company shall pay such excess, in equal bi-monthly installments, through the expiration of the Term.

                     (ii) The Company will continue life, medical, dental and disability coverage substantially identical to the coverage maintained by the Company for Employee and his dependents prior to termination of his employment, except to the extent such coverage may be changed in its application to all Company employees on a nondiscriminatory basis. Such coverage shall cease at the end of the Term or, if earlier, when Employee becomes eligible for substantially similar insurance through other employment prior to the end of the Term.

                  C. TERMINATION ON ACCOUNT OF DISABILITY OR DEATH.

                     (i) In the event Employee shall, during the term of this Agreement, become physically or mentally disabled so that he is unable, or can reasonably be expected to be unable, to perform his duties hereunder for a period of seventy five (75) consecutive days, or ninety (90) non-consecutive days within any twelve (12) month period, the Company shall have the right to terminate Employee's employment, provided that (a) the Company provides Employee with not less than five (5) days' prior written notice of the termination of his employment and (b) the Company makes the payments to Employee referred to in clause (ii) below. Any determination of disability shall be made by a physician selected by the Company and reasonably acceptable to Employee.

                     (ii) In the event the Company terminates Employee's employment for disability as set forth in clause (i) above ("Disability Termination"), Employee shall be entitled to receive, in equal bi-monthly installments without set-off, the base salary Employee would have received in the following three months. Such payments shall cease in the event Employee obtains other employment following termination of employment by the Company; provided, however, that in the event the base salary payable to Employee by the Company on the date of termination exceeds the base salary payable to Employee by such new employer, the Company shall pay such excess, in equal bi-monthly installments, through the expiration of such three-month period. All payments made pursuant to this paragraph shall be made in accordance with the Company's standard payroll practices as in effect from time to time, with appropriate deductions required by applicable laws, rules and regulations. In addition, the Company, at its expense, for a period of three months following the date of Disability Termination, will continue medical and dental insurance coverage substantially identical to the coverage maintained by the Company for Employee and his dependents prior to termination of employment, except to the extent such coverage may be changed in its application to all Company employees on a non-discriminatory basis. Such coverage shall cease at the end of such three-month period, or, if earlier, when Employee becomes eligible for substantially similar insurance through other employment prior to the end of such three-month period.

                     (iii) In the event of the death of Employee, the Company shall pay the estate of the Employee or his legal representative the accrued salary and vacation pay due for the period prior to the date of Employee's death.

                  D. TERMINATION BY EMPLOYEE.

                     (i) Notwithstanding the provisions of Section 2 above, Employee will be considered to have resigned his employment for "good reason" in the event of any of the following during the Term:

                         (a) Employee is not elected or retained as Vice
President and General Counsel of the Company, or chief legal officer of any successor employer;

                         (b) There is a material diminution in the nature or
scope of Employee's authority, powers, functions, duties or responsibilities;

                         (c) There is a substantial and continued reduction in
support service, staff, secretarial assistance or office space to a level at which Employee is unable to perform his duties;

                         (d) The Company shall fail to grant the stock options
contemplated by Section 4C of this Agreement or the Company shall fail to make any payments (including expense reimbursements) due under this Agreement; or



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

                         (e) any assignee of the Company fails expressly to
assume all of the Company's obligations hereunder.

                    (ii) In the event that Employee resigns from his employment for good reason, the Company shall be obligated to provide Employee with the same severance payments, and insurance coverage as required if the Company had terminated Employee other than for cause pursuant to Section 8B above.

                    (iii) In the event that Employee resigns from his employment without good reason, the Company shall be obligated to provide Employee with the payments as required if the Company had terminated Employee for cause pursuant to Section 8A above.

         9. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants that such party is not subject to or a party to any agreement, contract, covenant, order or other restriction which in any way prohibits, restricts or impairs such party's ability to enter into this Agreement and carry out such party's duties and obligations hereunder. Each party hereto represents and warrants to the other that (i) such party has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and to perform fully all of its obligations hereunder (other than approval of the Company's Board of Directors with respect to the grant of stock options); and (ii) this Agreement has been duly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable in accordance with its terms.

         10. NON-COMPETITION AND SECRECY.

             10.1 NO INTERFERENCE. For the period ending twelve (12) months after the later of (i) the termination of Employee's employment and (ii) the expiration of the Term, Employee shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company and its affiliates), intentionally solicit, endeavor to entice away from the Company or its affiliates, or otherwise interfere with the relationship of the Company or any of its affiliates with, any person who (to Employee's actual knowledge) is employed by the Company or its affiliates at the time of the termination of Employee's employment and Employee will not intentionally interfere with relationship of the Company or any of its affiliates with any individual, partnership, firm, corporation or other business organization with which the Company or its affiliates had any relationship (of which Employee has actual knowledge) while the Employee was employed by the Company. For purposes of this Section 10.1, an "affiliate" of the Company shall mean any entity directly or indirectly owned at least 50% by the Company.

             10.2 SECRECY. Employee recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of the Company or any affiliate thereof, the use or disclosure of which could cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee covenants and agrees with the Company that he will not at any time, except in performance of Employee's obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the




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

Company. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade with respect to the products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with any of its products), business plans, prospects or opportunities but shall exclude any information already in the public domain. Notwithstanding anything to the contrary herein contained, Employee's obligation to maintain the secrecy and confidentiality of the confidential information under this Section 10.2 shall not apply to any such confidential information disclosed with the prior written consent of the Company duly authorized by its Board of Directors, (ii) disclosed in the course of the proper performance of Employee's duties hereunder, (iii)
(x) that becomes generally available to the public other than as a result of unauthorized disclosure by the Employee or his affiliates or (y) that becomes available to Employee subsequent to the termination of his employment hereunder and on a non-confidential basis from a source other than the Company or its subsidiaries who is not bound by a duty of confidentiality, or other contractual, legal or fiduciary obligations to the Company or customers, clients or others having a business relationship with the Company, or (iv) disclosed as required by applicable law or legal process.

             10.3 EXCLUSIVE PROPERTY. Employee hereby agrees to keep all such records in connection with Employee's employment as the Company may from time to time direct, and all such records shall be the sole and exclusive property of the Company. Upon termination of Employee's employment, Employee shall return to the Company all confidential and/or proprietary information that exists in written or other physical form (and all copies thereof) under Employee's control, other than Employee's rolodex and personal phone books.

             10.4 INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, Employee acknowledges that a breach of any of the covenants contained in this Section 10 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek to obtain a temporary restraining order and/or a preliminary injunction restraining Employee from engaging in activities prohibited by this Section 10 or such other relief as may be required to specifically enforce any of the covenants in this
Section 10.

         11. SECTION HEADINGS. The titles to the Sections of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretations of the provisions of this Agreement.

         12. NOTICES. All notices, demands and requests provided or permitted to be given pursuant to this Agreement, shall be given in writing, sent by certified mail, return receipt requested, and addressed as follows or to such other address so designated in the appropriate manner by the parties. All notices shall be deemed effective when mailed.

                  Company:          Source Media, Inc.
                                    5400 LBJ Parkway
                                    Suite 680
                                    Dallas, Texas 75240
                                    Attention: Stephen W. Palley

                                    With a copy to:

                                    Robert L. Winikoff, Esq.
                                    Sonnenschein Nath & Rosenthal
                                    1221 Avenue of the Americas
                                    New York, New York   10020

                  Employee:         Derrick L. Horner
                                    7002 Boulevard East, Apt. 225C
                                    Guttenberg, New Jersey  07093

         13. ASSIGNMENT AND ASSUMPTION. The rights of each party under this Agreement are personal to that party and may not be assigned, delegated or transferred to any other person, firm, corporation, or other entity without the prior written consent of the other party, except that the Company may transfer its rights under this Agreement to any affiliate or other entity which succeeds, by contract or operation of law, to all or substantially all of the business of the Company and agrees in writing to assume the Company's obligations under this Agreement.

         14. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles of the laws of said state.

         15. ENTIRE AGREEMENT. This Agreement, and the stock option agreement evidencing the stock option referred to in paragraph 4C, shall constitute the entire agreement between the parties and any prior written or oral understanding or representation of any kind, or any oral communications shall not be binding upon either party except to the extent incorporated in this Agreement. This Agreement supercedes any and all prior agreements between the parties.

         16. MODIFICATION OF AGREEMENT. This Agreement can be modified only in writing and shall be binding only if executed with and under the same formality by the parties hereto or their duly authorized representatives.

         17. NO WAIVER. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but each same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

         18. EFFECT OF PARTIAL INVALIDITY. The invalidity or unenforceability of any provision or covenant of this Agreement shall not be deemed to affect the validity or enforceability of any other provision or covenant. In the event that any provision or covenant of this Agreement is held invalid or unenforceable, the same shall be deemed automatically modified to the minimum extent necessary to make such provision or covenant enforceable and the parties agree that the remaining provisions shall be deemed to be and to remain in full force and effect.

         19. COUNTERPARTS. This Agreement may be executed in counterparts and all counterparts so executed shall constitute one and the same agreement.

         20. EXCISE TAX. In the event that any amounts Employee receives or is deemed to receive under this Agreement (whether in respect of stock options, severance or otherwise) would give rise to any excise tax under Section 4999 of the Internal Revenue Code or any similar state or local law, the Company shall make payment to Employee of such amounts as are necessary for Employee to be wholly protected from the costs of any such excise tax (and any attendant income taxes, penalties and/or interest charges).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                      SOURCE MEDIA, INC.


                                      By: /s/ Stephen W. Palley
                                          -------------------------------------
                                          Stephen W. Palley,
                                          President and Chief Executive Officer



                                          /s/ Derrick L. Horner
                                      -----------------------------------------
                                          DERRICK L. HORNER

                                                                       EXHIBIT A

GRANT NO.  _________
                               SOURCE MEDIA, INC.
                             1999 STOCK OPTION PLAN


                             STOCK OPTION AGREEMENT


         AGREEMENT, dated as of November 6, 2000, between Source Media, Inc., a Delaware corporation (the "Company"), and Derrick L. Horner (the "Optionee").


                                  WITNESSETH:


         WHEREAS, on August 25, 1999, the Board of Directors of the Company (the "Board") adopted the Source Media, Inc. 1999 Stock Option Plan (the "Plan"), which Plan authorizes the grant of options to purchase shares of the common stock, $0.001 par value ("Common Stock"), of the Company to directors, officers, employees and consultants of the Company and its subsidiaries and to other individuals; and

         WHEREAS, the Plan was adopted by the stockholders of the Company at the annual meeting of the Company on November 17, 1999; and

         WHEREAS, the Board has determined that it would be in the best interests of the Company to grant the option documented herein.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Definitions. The following terms, as used herein, shall have the meanings set forth below:

            (1) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations promulgated thereunder.

            (2) "Committee" shall mean the Stock Option Committee established by the Board or any other committee of the Board, which the Board may designate to administer the Plan or any portion thereof. If no committee is so designated, then all references in this Agreement to "Committee" shall mean the Board.

         2. Grant of Option. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Optionee, as of the date hereof, an option (the "option") to purchase from the Company all or any part of an aggregate number of 150,000 shares of Common Stock (the "Option Shares") with vesting dates as set forth in paragraph 3(a) below.

         3. Installment Exercise.

            (1) Subject to such further limitations as are provided in the Plan and as set forth herein and any required approval of the Company's stockholders, the Option shall become exercisable on the dates and at the per share prices ("Option Price") set forth below, the Optionee having the right hereunder to purchase from the Company the indicated number of Option Shares upon exercise of the Option, on and after such dates, in cumulative fashion:

                                 Incentive        Non-Qualified
        Exercise Date          Option Shares      Option Shares      Option Price
        -------------          -------------      -------------      ------------
       November 6, 2001             [ ]                [ ]                 $
       November 6, 2002             [ ]                [ ]                 $
       November 6, 2003             [ ]                [ ]                 $
       November 6, 2004             [ ]                [ ]                 $

            (2) Only those Option Shares indicated above as "Incentive Option Shares" are intended by the parties hereto to be, and be treated as, "incentive stock options" (as such term is defined under Section 422 of the Code).

            (3) The Option may not be exercised with respect to less than 100 Option Shares (or the Option Shares then subject to purchase under the Option, if less than 100 shares) or for any fractional shares.

         4. Termination of Option.

            (1) The Option, to the extent not previously exercised, shall terminate and become null and void upon the expiration of ten years after the date hereof (the "Option Term").

            (2) Subject to the provisions of Section 5 hereof, and except as otherwise provided in this Section 4, upon the Optionee's ceasing for any reason to be employed by the Company (such occurrence being a "termination of the Optionee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void three months after such termination of the Optionee's employment, or upon the expiration of the Option Term, whichever occurs first.

            (3) If the Optionee's employment is terminated for cause or because the Optionee is in breach of any employment agreement, the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Optionee's employment.

            (4) Upon a termination of the Optionee's employment by reason of permanent disability (within the meaning of Section 22(e)(3) of the Code) or by reason of the death of the Optionee, the Option, to the extent not previously exercised, shall terminate and become null and void twelve months after such termination of the Optionee's employment, or upon the expiration of the Option Term, whichever occurs first.

         5. Exerciseability.

            (1) Except as otherwise provided in this Section 5, upon a termination of the Optionee's employment, the Option shall be exercisable only to the extent that the Option has accrued and is in effect on the date of such termination of the Optionee's employment.

            (2) Upon a termination of the Optionee's employment by reason of permanent disability (as defined above) or by reason of the death of the Optionee, the Option shall be exercisable with respect to the full number of the Option Shares, whether or not the Optionee was entitled to do so at the date he or she became permanently disabled or at the date of his or her death. To the extent exercisable, the Option may be exercised by a legal representative on behalf of the Optionee in the event of such permanent disability, or, in the case of the death of the Optionee, by the estate of the Optionee or by any person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Optionee.

            (3) In the event of a change of control, the Option shall become exercisable with respect to the full number of the Option Shares, whether or not the Optionee was entitled to do so at the date of such change of control.

            (4) For purposes of this Section 5, "change of control" means the happening of any of the following:

                (A) When any "person," as such term is used in Sections 13(d)
                    and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, a subsidiary of the Company, or a Company employee benefit plan, including any trustee of such plan acting as trustee) that is not a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, without regard to clause (d)(1) of such Rule) of 5% or more of the Company's capital stock on the date hereof becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

                (B) The stockholders of the Company approve a merger or
                    consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

                (C) A proxy contest for the election of directors of the Company results in the persons constituting the Board immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board upon the conclusion of such proxy contest.

         6. Manner of Exercise.

            (1) The Option may be exercised in full at one time or in part from time to time for the number of Option Shares then exercisable by giving written notice, signed by the person exercising the Option, to the Company, stating the number of Option Shares with respect to which the Option is being exercised and the date of exercise thereof.

            (2) Full payment by the Optionee of the Option Price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise by delivery of (i) cash or a check payable to the order of the Company in an amount equal to such Option Price, (ii) shares of Common Stock owned by the Optionee having a fair market value equal in amount to such Option Price, or (iii) any combination of the preceding clauses (i) and (ii).

            (3) The Company shall be under no obligation to issue any Option Shares unless the person exercising the Option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and substance to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring such Option Shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Option Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law.

            (4) Upon exercise of the Option in the manner prescribed by this
Section 6, delivery of a certificate for the Option Shares then being purchased shall be made at the principal office of the Company to the person exercising the Option within a reasonable time after the date of exercise specified in the notice of exercise.

         7. Non-Transferability of Option. The Option shall not be assignable or transferable by the Optionee other than by will or the laws of descent, and shall be exercisable during the lifetime of the Optionee only by the Optionee. The Option shall terminate and become null and void immediately upon the bankruptcy of the Optionee, or upon any attempted assignment or transfer except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

         8. No Special Employment Rights. Neither the granting of the Option nor its exercise shall be construed to confer upon the Optionee any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence as of the date hereof.



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
         9. No Rights of Stockholder. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to the Option except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the Optionee.

         10. Amendment. Subject to the terms and conditions of the Plan, the Board or the Committee, whichever shall then have authority to administer the Plan, may amend this Agreement with the consent of the Optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

         11. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Optionee, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

         12. Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

         13. Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned have executed this Stock Option Agreement as of the date above written.

                                           SOURCE MEDIA, INC.

                                           By:
                                              -----------------------------
                                           Name:  Stephen W. Palley
                                           Title: Chief Executive Officer


                                           OPTIONEE:


                                           --------------------------------
                                                    DERRICK L. HORNER



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